                                                                    EXHIBIT 10.7

                             BANKERS TRUST COMPANY
            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                               BANKBOSTON, N.A.
                       MERRILL LYNCH CAPITAL CORPORATION
                            BANK ONE, ARIZONA, NA
                                     and
                      CREDIT LYONNAIS LOS ANGELES BRANCH



                                 March 24, 1999


Mr. Robert M. Wilson                            Ms. Pamela K.M. Beall
Executive Vice President and                    Vice President and Treasurer
   Chief Financial Officer                      NationsRent, Inc.
Rental Service Corporation                      450 E. Las Olas Boulevard
6929 East Greenway Parkway, Suite 200           Ft. Lauderdale, FL  33301
Scottsdale, AZ 85254


         Re:  $1,500,000,000 Revolving Credit and Term Loan Facility
              ------------------------------------------------------

Dear Mr. Wilson and Ms. Beall:

     You have advised us, Bankers Trust Company ("Bankers Trust"), Bank of America National Trust and Savings Association ("Bank of America"), BankBoston, N.A. ("BKB"), and Merrill Lynch Capital Corporation ("Merrill Lynch" and together with Bankers Trust, Bank of America and BKB, the "Agents"), and Bank One, Arizona, NA ("Bank One") and Credit Lyonnais Los Angeles Branch ("Credit Lyonnais" and together with Bank One, the "Senior Managing Agents"), that, in connection with the merger of NationsRent, Inc. ("NRI"), into Rental Service Corporation ("RSC" and together with NRI, the "Companies"), with the surviving entity to be known as RSC NationsRent, Inc. (hereinafter referred to as "RSC NationsRent"), RSC NationsRent and its subsidiaries require a senior secured facility of $1,500,000,000, consisting of a revolving credit facility of not less than $900,000,000 and up to $1,100,000,000 (the "Revolving Credit Facility") and a term loan facility of not less than $400,000,000 and up to $600,000,000 (the "Term Loan Facility" and together with the Revolving Credit Facility, collectively referred to herein as the "Credit Facility").

     With respect to such Credit Facility, you have asked that we (or, if applicable, our banking affiliates) each provide you with a commitment in the respective amounts set forth opposite our names on the signature pages hereof. Subject to the satisfaction of the conditions contained in this commitment letter (this "Commitment Letter") and your acceptance hereof, each Agent and Senior Managing Agent individually and not jointly, commits to lend the respective amount of the Credit Facility (each such amount to be allocated on a pro rata basis between the Revolving Credit Facility and the Term loan Facility) set forth opposite such Agent's and Senior Managing Agent's name on the signature pages hereof upon the terms and subject to the conditions set forth or referred to herein and in the Summary Terms and Conditions attached hereto as Exhibit A and incorporated herein by reference (the "Term Sheet").
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March 24, 1999
Page 2

     Although the Term Sheet sets forth the principal terms of the proposed Credit Facility, we reserve the right to propose terms in addition to these terms that will not materially change or alter the terms of this Commitment Letter and the Term Sheet. Moreover, the Term Sheet does not purport to include all of the representations, warranties, covenants, defaults, definitions and other terms that will be contained in the definitive documents for the transaction or all of the conditions precedent which will need to be satisfied prior to the closing of the transaction. Those matters which are not covered by or made clear in the Term Sheet are subject to the mutual agreement of the parties.

     You hereby represent and warrant that (a) all information concerning each of you and each of your subsidiaries (the "Information") that has been or will be made available by you or on your behalf to us in connection with the transactions contemplated hereby, is and will be, taken as a whole, complete and correct in all material respects as of the date thereof, or the date of delivery thereof, as the case may be, and that the Information consisting of financial Information fairly presents in all material respects the financial condition, as of the date(s) thereof, and results of operations, for the periods covered thereby, of the entities covered thereby (except for footnotes and normal year-end adjustments), and (b) all financial projections concerning each of you and each of your subsidiaries (the "Projections") that have been or will be prepared by you or on your behalf and made available to us have been or will be prepared in good faith based upon assumptions deemed reasonable by you at the time of preparation. You agree to revise the Information and Projections from time to time in order that the foregoing representation and warranty remains true through the completion or termination, as the case may be, of the syndication process referred to below and the closing of the Credit Facility. In arranging and syndicating the Credit Facility, we (and/or our securities affiliates) and the other potential lenders in the Credit Facility (the "Lenders") will be using and relying on the Information and the Projections without independent verification thereof and will be sharing the Information and the Projections with our affiliates.

     Our (or our banking affiliates') obligations to fund our respective commitments with respect to the Credit Facility are subject to (i) the completion to our satisfaction of our due diligence activities and the preparation, execution and delivery of comprehensive mutually acceptable loan documentation incorporating the terms and conditions set forth in the Term Sheet and such other covenants, representations, warranties, events of default and conditions precedent customary for credit arrangements of this type similar to those found in NRI's existing senior credit facility, (ii) there being no material misstatements in or omissions from the materials which have previously been furnished by you to us for our review, (iii) the absence of any material adverse change in the business, condition, operations, performance, or properties or prospects of you and your subsidiaries taken as a whole, (iv) there being no material adverse changes which shall have occurred since the date hereof in the syndication market for credit facilities of this type and no disruptions or material adverse change in the financial or capital markets which shall have occurred that would have a material adverse effect on such syndication market, in each case as reasonably determined by the Arrangers (as defined below), and there being no material adverse changes in governmental regulations or policies affecting RSC NationsRent and its subsidiaries, the Agents, the Senior Managing Agents, the Arrangers or the other Lenders involved in this transaction which shall have occurred prior to the closing of this Credit Facility, and (v) until the earlier of (x) completion of the syndication of the Credit Facility (i.e., the syndication has resulted in the Agents and the Senior Managing Agents achieving their desired hold levels, (y) December 31, 1999 or (z) receipt of consent of the Agents and the Senior Managing Agents, there being no competing offering, placement or arrangement of any debt facility (other than the Credit Facility) or debt security

MARCH 24, 1999
Page 3

(including renewals thereof) by or on behalf of RSC NationsRent, NRI, RSC or any of their subsidiaries. Each of the Agents and Senior Managing Agents (and/or their securities affiliates) may terminate its respective commitment to arrange or provide a portion of the Credit Facility if any material adverse change of the kinds described in the foregoing sentence shall occur prior to the closing of the transaction.

     We will act as Agents for the Credit Facility, and, in our capacity as Agents and Senior Managing Agents, we or our respective banking and securities company affiliates, will perform all functions and exercise all authority customarily performed and exercised in such role, including selection of counsel and preparation, negotiation, execution and delivery of definitive documentation for the Credit Facility. Bankers Trust and Bank of America will act as co-syndication agents, EKB will act as administrative agent (the "Administrative Agent"), Merrill Lynch will act as documentation agent and Bank One and Credit Lyonnais will act as senior managing agents. BT Alex. Brown Incorporated, NationsBanc Montgomery Securities LLC, BancBoston Robertson Stephens Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as arrangers (the "Arrangers").

     The Arrangers will syndicate the Credit Facility and will manage all aspects of the syndication, including the selection of Lenders acceptable to us with the Companies' consent (such consent not to be unreasonably withheld), communications with and invitations to prospective syndicate Lenders, preparation of syndication materials, acceptance of commitments and final allocation of commitments among Lenders. You agree to actively assist and reasonably cooperate with us (and our securities affiliates) in this syndication process, including assistance in preparation and review of appropriate information memoranda and other materials for use in connection with syndication of the Credit Facility and with presentation of information and attending one or more meetings with prospective Lenders (other than the Agents and the Senior Managing Agents).

     You hereby agree that the Agents, the Senior Managing Agents and the Arrangers shall have the right, after consultation with the Companies, to change the pricing, structure, terms or amount of any portion of the Credit Facility if they shall determine that such changes are advisable in order to ensure a successful completion of the syndication or an optimal credit structure for the Credit Facility, provided that the pricing on each of the Revolving Credit
                 -------- ----
Facility and the Term Loan Facility shall not be increased by more than one-quarter of one percent (0.25%), respectively, and the aggregate amount of the Credit Facility shall not be reduced below $1,500,000,000. In addition, you hereby agree that the Administrative Agent, at the request of the Arrangers, may reallocate the dollar amount of the Revolving Credit Facility and the Term Loan Facility as set forth in the Term Sheet, provided that the aggregate amount of the Revolving Credit Facility shall not be less than $900,000,000 and the aggregate amount of the Term Loan Facility shall not be greater than $600,000,000 and in any event the total Credit Facility shall be $1,500,000,000. The provisions of this paragraph shall survive closing until the earlier of completion of the syndication of the Credit Facility or December 31, 1999.

     By executing this Commitment Letter, you agree (i) to indemnify and hold harmless the Agents, the Senior Managing Agents, the Arrangers, the Lenders and their respective affiliates, officers, directors, employees, agents and advisors (each an "Indemnified Party") from and against and all damages, losses or claims, and all reasonable costs and expenses (including without limitation reasonable fees and expenses of counsel) that may be incurred, sustained or required to be paid by any Indemnified Party by reason of or resulting from the financing

March 24, 1999
Page 4

arrangements contemplated hereby or any use of the proceeds thereunder; provided that you shall not be liable to an Indemnified Party under this indemnification provision for any matter resulting from the willful misconduct or gross negligence of such Indemnified Party, (ii) to reimburse the Administrative Agent for its reasonable out of pocket costs in connection with the preparation, review, negotiation, execution and delivery of the definitive loan documentation and the review of all relevant due diligence material, and (iii) to reimburse the Arrangers for syndication, advisory and legal fees and expenses. Your obligations under this paragraph shall survive any termination of this Commitment Letter and shall be effective regardless of whether any definitive loan documentation is executed or any loan is made under the Credit Facility; provided that you shall not be liable to an Indemnified Party under this indemnification provision for any matter resulting from the willful misconduct or gross negligence of such Indemnified Party.

     You agree that this Commitment Letter is for the benefit of RSC NationsRent, NRI, RSC and their subsidiaries and neither RSC NationsRent, NRI nor RSC shall assign any of its rights or obligations hereunder.

     You agree that this Commitment Letter is for your confidential use only and will not be disclosed by you or any of your subsidiaries to any person other than your accountants, attorneys and other advisors, and then only in connection with the transactions contemplated hereby and on a confidential basis, except that following your acceptance hereof, you may make public disclosure of the existence and amount of each Agent's and Senior Managing Agent's (or such Agent's or Senior Managing Agent's banking affiliate) respective commitment hereunder and such other public disclosures of the terms and conditions hereof as you are required by law, in the reasonable opinion of your counsel, to make.

     To accept the offer extended hereby, please execute ten (10) counterparts of this Commitment Letter and return them to Timothy M. Laurion, Director, at BKB, and pay those fees due pursuant to the Fee Letter, dated as of the date hereof (the "Fee Letter"), upon the execution of this Commitment Letter to BKB for the account of the Agents and the Senior Managing Agents not later than 5:00 p.m., Boston time, on March ___, 1999. Unless definitive loan documentation has been executed by all appropriate parties on or prior to June 30, 1999, the commitments of the Agents and the Senior Managing Agents set forth in this Commitment Letter will terminate as of the close of business on such date.

        [The remainder of this page has been intentionally left blank.]

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March 24, 1999
Page 5

     This Commitment Letter may be executed in any number of counterparts which shall together constitute but one and the same agreement. This Commitment Letter shall be governed by and construed in accordance with the laws of the State of New York. This Commitment Letter supersedes all of our prior letters and communications to you with respect to the Credit Facility and, together with the Term Sheet, the Fee Letter and the letter, dated as of the date hereof, among RSC, NRI, and BKB, regarding the Administrative Agent's fees (the Administrative Agent's Fee Letter"), are the only agreements among us with respect to the Credit Facility. To the extent that this Commitment Letter and the Term Sheet are inconsistent, the Term Sheet shall be the controlling document.

                                       Very truly yours,

AMOUNT OF COMMITMENT:                  BANKERS TRUST COMPANY
$312,500,000

                                       By: /s/ George Boronkay
                                         -------------------------------------
                                       Name:  George Boronkay
                                       Title: Managing Director


AMOUNT OF COMMITMENT:                  BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION
$312,500,000

                                       By: /s/ Michael F. Murphy
                                         -------------------------------------
                                       Name:  Michael F. Murphy
                                       Title: V.P.


AMOUNT OF COMMITMENT:                 BANKBOSTON, N.A.
$312,500,000

                                       By: /s/ Timothy M. Laurion
                                         -------------------------------------
                                       Name:  Timothy M. Laurion
                                       Title: Director

AMOUNT OF COMMITMENT:                  MERRILL LYNCH CAPITAL
                                       CORPORATION
$312,500,000

                                       By: /s/ Brian E. O'Callahan
                                         -------------------------------------
                                       Name:  Brian E. O'Callahan
                                       Title: Vice President
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March 24, 1999
Page 6

AMOUNT OF COMMITMENT:            BANK ONE, ARIZONA, NA
$125,000,000

                                 By: /s/ Steve Reinhart
                                   -------------------------------------------
                                 Name: Steve Reinhart
                                 Title: Vice President


AMOUNT OF COMMITMENT:            CREDIT LYONNAIS LOS ANGELES
                                 BRANCH
$125,000,000

                                 By: /s/ Dianne M. Scott
                                   -------------------------------------------
                                 Name: Dianne M. Scott
                                 Title: First Vice President


Accepted and agreed to on and as of March 24, 1999:

RENTAL SERVICE CORPORATION                 NATIONSRENT, INC,


By:  /s/ Robert M. Wilson                  By: /s/ Pamela K.M. Beall
  -----------------------------              -----------------------------------
Name:  Robert M. Wilson                    Name:  Pamela K.M. Beall
Title: Executive Vice President and        Title: V.P. and Treasurer
       Chief Financial Officer